Exhibit 99.1

For Immediate Release

Contact:

Arthur L. Freeman	N. William White
Chairman of the Board and CEO	President
(859) 734-5452	(812) 944-1400

1st INDEPENDENCE FINANCIAL GROUP, INC.

ANNOUNCES PROPOSED SALE OF

CITIZENS FINANCIAL BANK, INC.

Harrodsburg, Kentucky – October 22, 2004 – 1st Independence Financial Group, Inc. (the “Company”) (NASDAQ:FIFG), the holding company of 1st Independence Bank, Inc. (“1st Independence Bank”) announced today that it has entered into a Stock Purchase Agreement with Porter Bancorp, Inc., Shepherdsville, Kentucky (“Porter Bancorp”) to sell its 55.8% interest in Citizens Financial Bank, Inc., Glasgow, Kentucky (“Citizens”) for $2,300,000, or $16.33 per share. The proposed sale of Citizens reflects the Company’s revised strategic plan to exit the south central Kentucky market and to focus on the growing markets of southern Indiana, central Kentucky, and greater Louisville, Kentucky. The Company purchased its investment in Citizens in July 2001, which constitutes approximately 13% of the Company’s consolidated assets. At September 30, 2004, the Company reclassified its investment in Citizens as an available for sale asset and recognized an after tax loss of approximately $230,000. Concurrently, with the signing of the Stock Purchase Agreement, 1st Independence Bank entered into a real estate contract with Porter Bancorp’s affiliate, Ascencia Bank, to purchase property and a building, located at 8620 Biggin Hill Lane, Louisville, Kentucky. Under the terms of the real estate contract, 1st Independence Bank agreed to pay $2,300,000 for the property. 1st Independence Bank plans to use the property to accommodate its future growth plans.

The proposed sale of Citizens is subject to regulatory approval. Both the stock purchase transaction and the real estate transaction are expected to close on or about January 31, 2005. Additionally, in connection with certain sale rights, Porter Bancorp has agreed to purchase all shares held by the other shareholders of Citizens for $16.33 per share.

The Company is headquartered in Harrodsburg, Kentucky and includes 1st Independence Bank, Citizens, and 1st Independence Mortgage Group, a division of 1st Independence Bank. 1st Independence Bank has six full service banking offices. The banking offices are located in Harrodsburg, Kentucky, Lawrenceburg, Kentucky, Louisville, Kentucky, New Albany, Indiana, Jeffersonville, Indiana, and Marengo, Indiana. Additionally, 1st Independence Bank has received regulatory approval to open a new full service banking office in Clarksville, Indiana. The new office is expected to open by the end of November 2004. Citizens has one full service office in Glasgow, Kentucky. 1st Independence Mortgage Group operates in Louisville, Kentucky and southern Indiana.

The press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such statements are subject to certain risks and uncertainties including delays in completing the stock purchase and real estate transactions, changes in economic conditions in the market areas the Company conducts business, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the market areas the Company conducts business, and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Additionally, the Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.